Exhibit 10.17

STANDARD FORM OF LEASE

AERIAL CENTER EXECUTIVE PARK

LEASE SUMMARY

LANDLORD:	Pizzagalli Properties. LLC

LANDLORD’S ADDRESS:	50 Joy Drive. P. O. Box 2009
South Burlington. Vermont 05407

TENANT	TEAMM Pharmaceutical, Inc.

TENANT’S ADDRESS	(FOR NOTICE AND BILLING):

2501 Aerial Center Parkway, Ste. 100

Morrisville, NC 27560

TENANT’S REPRESENTATIVE:	Nicholas J. Leb, CFO

BUILDING:	2501 Aerial Center Executive Park

RENTABLE SQUARE FEET OF PREMISES:	10,063

RENTABLE SQUARE FEET OF BUILDING:	42,735

TERM COMMENCEMENT DATE:	April 1, 2004

TERM EXPIRATION DATE:	March 31, 2007

APPROXIMATE TERM:	Three (3) years

BASE RENT SCHEDULE:

Months	Rate/Sq. Ft.	Monthly Rental
04/01/04 – 07/31/04	$0	$0
08/01/04 – 03/31/05	$16.50	$13,836.63
04/01/05 – 03/31/06	$16.91	$14,180.44
04/01/06 – 03/31/07	$17.33	$14,532.65

ESCALATION:	N/A

SECURITY DEPOSIT:	$ 6,500.00 transferred from 3000 Aerial Center Parkway, Suite 110

TENANT IMPROVEMENT CONTRIBUTION:	N/A

PERMITTED USES:	General Office Use

EXHIBITS:
Exhibit A	Floor Plan of the Premises
Exhibit B	Master Plan
Exhibit C	Work Letter
Exhibit D	Rules and Regulations
Exhibit E	Janitorial Schedule
Exhibit F	Renewal Option

TABLE OF CONTENTS

AERIAL CENTER EXECUTIVE PARK

STATE OF NORTH CAROLINA

COUNTY OF WAKE

STANDARD FORM OF LEASE

AERIAL CENTER EXECUTIVE PARK

THIS AGREEMENT dated this 8th day of March, 2004, by and between PIZZAGALLI PROPERTIES, LLC, a Vermont limited liability company having an office at 50 Joy Drive, Post Office Box 2009, South Burlington, Vermont 05407-2009 (hereinafter called “Landlord”) and TEAMM PHARMACEUTICAL, INC., a Florida corporation, with its principal office at 2501 Aerial Center Parkway, Suite 100, Morrisville, NC 27560 (hereinafter called “Tenant”).

W I T N E S S E T H

1. Premises.

(a) The Landlord does hereby rent and lease to the Tenant and the Tenant does hereby rent and lease from the Landlord certain space, known as Suite 100, described on the attached Exhibit “A” (hereinafter called “Premises”) located in a building known as 2501 Aerial Center Parkway (hereinafter called the “Building”), together with the right (i) of ingress and egress to the Premises through designated areas and under conditions approved by the Landlord and (ii) to use the designated parking lot in common with others. No easement for light or air is granted hereunder.

(b) For all purposes of this lease, the Premises shall be deemed to contain 10,063 square feet of rentable floor area and said Building shall be deemed to contain a total of 42,735 square feet of rentable floor area.

2. Term.

To have and to hold said Premises for a term commencing on April 1, 2004, and, unless sooner terminated as herein provided, extending through March 31, 2004.

3. Rent.

(a) Tenant hereby agrees and covenants to pay to the Landlord as rental for the Premises in advance on the first day of each month during the term hereof the “base rent” per the following rent schedule:

Months	Rate/Sq. Ft.	Monthly Rental
04/01/04 – 07/31/04	$0	$0
08/01/04 – 03/31/05	$16.50	$13,836.63
04/01/05 – 03/31/06	$16.91	$14,180.44
04/01/06 – 03/31/07	$17.33	$14,532.65

said base rent to be prorated for portions of the calendar month at the beginning and end of said term and to be paid to Landlord in the manner designated by Landlord either (i) by wire transfer via the Federal Banking Wire Transfer system to an account designated by Landlord or (ii) at Pizzagalli Properties, LLC, P. O. Box 752031, Charlotte, NC 28275-2031 or at such other place as Landlord shall designate in writing to the Tenant in the manner provided herein. Said rental shall be paid promptly without notice or demand and without setoff or deduction of any kind.

(b) Tenant has deposited with Landlord the sum of Six Thousand Five Hundred Dollars and No Cents ($6,500.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. Said security deposit shall be transferred from Tenant’s previous premises at 3000 Aerial Center Parkway, Suite 110. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a breach of this Lease. Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from its general fund, nor pay interest to its Tenant. If Landlord is required to maintain said deposit in an interest-bearing account, Landlord will retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last transferee of Tenant’s interest hereunder) at the expiration of the Lease term and upon Tenant’s vacation of the Premises. In the event the Building is sold, the security deposit will be transferred to the new owner, and the Landlord named herein shall have no further liability in connection therewith.

(c) If Tenant fails to pay any installment of rent when due, or fails to pay to Landlord any other amount payable under the terms of this Lease within the time period specified for payment, then the full amount of the delinquent installment or payment shall bear interest at the lesser of: (1) eighteen per cent (18%) per annum; or (b) the maximum rate permitted by law, from the date due until the date paid. In addition, a late charge equal to five percent (5%) of the rent or any other amount payable under the terms of this Lease, or $50.00, whichever is greater, shall be paid by Tenant on all payments not received by Landlord ten (10) days after Tenant’s receipt of written notice of default.

4. Permitted Uses.

(a)Tenant shall use and occupy the Premises for the following described purposes and for none other:

General Office Use.

(b) The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or on the Building. Landlord acknowledges that general office use will not vitiate or increase the rate of insurance.

(c) In the event that Tenant fails to comply with this provision, then (i) Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all insurance premiums previously or thereafter paid by Landlord which shall have been charged because of such failure by Tenant to so comply, such payment to be made within thirty days after payment of charges by Landlord, and (ii) Landlord may exercise any other remedy provided for herein with respect to default by Tenant.

5. Acceptance of Premises; Repairs; Alterations.

The Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted same as suitable for the use intended by the Tenant. The Landlord shall not be required, after possession of the Premises has been delivered to the Tenant, to make any repairs or improvements to the Premises, except repairs necessary for safety and tenantability and customary office or building maintenance. Notwithstanding the foregoing, prior to occupancy of the Premises by Tenant, Landlord and Tenant shall prepare a “punchlist” of items to be completed by Landlord within thirty (30) days of occupancy, Landlord shall also be responsible for latent defects to the Premises or the Building. The Tenant shall make no alterations in, or additions to, the Premises, without first obtaining in writing the Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed, for such alterations or additions, which such alterations or additions shall be at the sole cost and expense of the Tenant. In connection therewith, Tenant shall comply with all applicable rules, regulations, laws, or orders of any governmental authority, or any rules or conditions established by Landlord or Landlords insurance carrier.

6. Duty of Care

Tenant shall take good care of the Premises and appurtenances and every part thereof and see that no damage or destruction occurs as a result of its fault or neglect. Tenant shall promptly report to Landlord any defective condition known to him which the Landlord is required to repair, and the failure to so report shall make the Tenant responsible for additional damages resulting from the failure to report such defective condition.

7. Assignment.

Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease, or any interest thereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only on the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Subtenants or assignees shall be liable to the Landlord for all obligations of the Tenant hereunder. Provided however, that notwithstanding such consent at any time given, the Tenant shall remain as fully liable hereunder as if no subletting or assignment had taken place. Provided further that Landlord, prior to such subletting or assignment, shall have the right to require that all (or any portion) of the Premises which Tenant proposes to sublease or as to which Tenant proposes to assign this Lease (if the subtenant or assignee is not an entity controlled by the same interest which controls Tenant) be surrendered to Landlord for the term of the proposed sublease or assignment in consideration of the appropriate prorata adjustment of, or cancellation of, the Tenant’s obligations hereunder.

8. Termination not to affect liability for rent.

No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to the termination thereof.

9. Signs.

Tenant shall not paint or place any signs, displays, advertising devices, or other things upon the windows of the Premises or at any other location in, upon or about the Premises or the Building which are visible from outside of the Premises or the Building. Landlord will install a building standard sign at the door to the Premises at Landlord’s expense, and include Tenant’s name on a common directory in the lobby of the Building. Tenant acknowledges that Landlord may from time to time erect and maintain signs to identify the Building or signs displaying the name or logotype of another Tenant of the Building, provided however, that no such signs shall obstruct any window of the Premises.

10. Removal of fixtures.

Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extensions thereof, remove all fixtures and equipment which it has placed in the Premises provided that Tenant repairs all damages to the Premises caused by such removal.

11. Attorneys’ fees.

In the event attorneys are employed by either party, for resolution of a dispute hereunder or for enforcement of a provision of this Lease, the non-prevailing party shall pay the prevailing party’s reasonable attorney’s fees and expenses incurred in connection therewith.

12. Loss of personal property.

Tenant agrees that all personal property brought into the Premises shall be at the risk of the Tenant only and the Landlord shall not be liable for theft thereof or any damage thereto occasioned from any acts of co-tenants or other occupants of said Building or any other person.

13. Comply with laws.

Tenant agrees that it will promptly comply at its own expense with all requirements of any governmental authority having competent jurisdiction, which requirements are made necessary by reason of Tenant’s occupancy of said Premises.

14. Duty to keep Premises in good order.

Tenant hereby covenants and agrees to keep the Premises in as good order, repair and condition as the same are in as of the commencement of the term hereof, or may be put in thereafter, damage by fire or unavoidable casualty, acts of God, eminent domain and normal wear and tear excepted; and at the termination hereof, to peaceably yield up said Premises and all additions, alterations, and improvements thereto in such good order, repair and condition leaving the Premises clean, neat and tenantable. If Landlord in writing permits Tenant to leave any such goods and chattels in the Premises, and the Tenant does so, Tenant shall have no further claims and rights in such goods and chattels as against the Landlord or those claiming by, through or under the Landlord.

15. Entire agreement herein.

This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements between the parties not embodied herein shall be of any force or effect.

16. Remedies cumulative; Nonwaiver.

No remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity; and every power and remedy given by this Lease may be exercised from time to time as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default on the part of Tenant shall impair any such right or power, or shall be construed to be a waiver of any such default, or an acquiescence therein, or shall waive or impair any remedy available to Landlord under this Lease or under applicable law for any subsequent default. The acceptance of rent by Landlord with knowledge of a default by Tenant hereunder shall not constitute a waiver of such default.

17.	Operating and Tax Escalation.	Not used

18.	Operating Cost Escalation.	Not used

19.	Operating Cost Escalation.	Not used

20.	Tax Escalation.	Not used

21.	Services by Landlord.

(a) Landlord covenants and agrees to furnish services to the Premises as follows:

(1) Subject to government regulations, standards and limitations, heat and air conditioning to maintain the Premises at reasonably comfortable temperatures between 8:00 a.m. and 6:00 p.m., Monday through Friday, excluding holidays and 8:00 a.m. to noon Saturday (being the regular business hours of the business days for the purpose of this Lease.) Landlord shall furnish the Premises with a reasonable amount of electricity for lighting purposes and for general office purposes. Landlord reserves the right to install electricity meters and/or have a survey made by an independent Electrical Engineer, and to make extra rental charges for any consumption of electricity or any service provided hereunder which it deems to be excessive or wasteful.

(2) Elevator service.

(3) Water for ordinary drinking, cleaning, lavatory and toilet facilities.

(4) Cleaning and janitor service five (5) days per week in accordance with attached Exhibit E.

(5) Maintenance and repair of the Building in a safe and tenantable condition, except maintenance and repair which is the obligation of the Tenant hereunder or with respect to which the Landlord is specifically excused from responsibility; provided, however, that any such maintenance or repairs made necessary by fault or neglect of the Tenant or the employees and visitors of the Tenant shall be at the expense of the Tenant and Tenant shall pay all costs thereof.

(6) Window washing.

(7) Initial and replacement lamping (lamps, ballasts and bulbs).

(8) Maintenance and upkeep of all landscaped areas including lawns, trees and shrubs according to generally recognized horticultural practices.

(b) Landlord shall not be liable to anyone for interruption in or cessation of any service rendered to the Premises or Building or agreed to by the terms of this Lease, due to any accident, the making of repairs, alteration or improvements, labor difficulties, trouble in obtaining fuel, electricity service or supplies from the sources from which they are usually obtained for said Building, or any cause beyond the Landlord’s control, except as a result of Landlord’s negligence or failure to fulfill its obligations under this lease, except to the extent that the liability of the Landlord is insured by virtue of a general comprehensive Landlord’s public liability insurance policy, which the Landlord agrees to maintain on the Building with the same limits as provided in Article 31 for Tenant. If the cause of the interruption or cessation of services is within Landlord’s control and the interruption or cessation continues for more than five (5) consecutive days, rent shall be equitably abated commencing with the sixth (6th) day until such time as the services are restored.

(c) In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services, which approval shall not be unreasonably withheld. “Outside services” shall include but shall not be limited to cleaning and moving services, television and so-called “canned music” services, security services, catering services and the like. In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant’s sole cost, risk and expense.

(d) Landlord shall furnish, at the expense of Tenant and at the rate of $25.00 per hour, heating and/or air conditioning for the Premises on other than regular business hours, but only in the event Tenant gives notice to Landlord that Tenant will require such off-hours heating and/or air conditioning by 12:00 noon of the business day preceding the day on which such off-hours services will be required by Tenant. Landlord shall also furnish, at Tenant’s expense, reasonable additional Building services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord.

22. Tenant’s Obligations. Tenant covenants and agrees as follows:

(1) to pay, when due, all rents and other charges set forth herein; all charges for telephone and other communications systems used at, supplied to, or furnished to the Premises.

(2) not to place a load upon any floor of the Premises in excess of 80 pounds live load per square foot or in violation of what is allowed by law.

(3) that, without limitation of any other provision herein, the Landlord and its employees shall not be liable for any injuries to any person or damages to property due to the Building, or any part thereof, or any appurtenance thereof, becoming out of repair or due to the happening of any accident in or about the Building or the Premises or due to any act or neglect of any tenant of the Building or of any employee or visitor of any tenant. Without limitation, this provision shall apply to injuries and damage caused by nature, rain, snow, ice, wind, water, steam, gas, or odors in any form or by the bursting or leaking of windows, doors, walls, ceilings, floors, pipes, gutters, or other fixtures; and to damage caused to fixtures, furniture, equipment and the like situated in the Premises, whether owned by the Tenant or others. Provided however, that Landlord shall be liable for its negligence and the negligence of its employees to the extent that liability of the Landlord is insured by virtue of a Landlord’s general comprehensive public liability insurance policy, which the Landlord agrees to maintain on the Building, with the same limits as provided in Article 31 for Tenant.

(4) to permit Landlord or its agents to examine the Premises at reasonable times and upon reasonable notice and, if Landlord shall so elect, to make any repairs or additions Landlord may reasonably deem necessary and, at Tenant’s expense, to remove any alterations, signs, drapes, curtains, shades, awnings, aerials, flagpoles, or the like, not consented to in writing.

(5) to permit Landlord to show the Premises to prospective purchasers, mortgagees and, during the last six (6) months of the Lease term, to prospective tenants of the Building.

(6) to permit Landlord at any time or times to decorate and to make, at its own expense, repairs, alterations, additions, improvements, structural or otherwise, in or to the Building or any part thereof, and during such operations to take into and through the Premises or any part of the Building all materials required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, Landlord agreeing, however, that it will carry out such work in a manner which will cause minimum inconvenience and interference to the business of the Tenant.

(7) not to install any vending machines or food services equipment in or upon the Premises without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld.

(8) not to permit any employee of the Tenant to violate any covenant or obligation of Tenant hereunder.

(9) not to suffer or permit any lien of any nature or description to be placed against the Building, the Premises, or any portion thereof, and, in the case of any such lien attaching by reason of the conduct of Tenant, to immediately pay and remove the same. This provision shall not be interpreted as meaning that the Tenant has any authority or power to permit any lien of any nature or description to attach to or be placed upon the Landlord’s title or interest in the Building, the Premises, or any portion thereof.

(10) to keep the Premises equipped with all safety appliances required by law or public authority because of the specific use or occupancy of the Premises by the Tenant.

(11) to use electric current in such manner as not to overload the Building’s wiring installation and not to use any electrical equipment which in Landlord’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other Tenants in the Building.

23. Self-help.

If either party shall at any time breach or default in the performance of any of the obligations of such party under this Lease beyond any applicable period of grace, notice or cure, the other party shall have the right to perform such obligation of the first party including the payment of money and the performance of any other act. All sums paid and all necessary incidental costs and expenses in connection therewith shall be payable immediately upon demand. Landlord may enter the Premises to exercise its rights hereunder, and amounts owed by Tenant hereunder shall be additional rent. Tenant shall have no right to offset amounts owed by Landlord hereunder or to deduct such amounts from rent or charges due hereunder, and Tenant may not terminate this Lease for failure of Landlord to pay amounts hereunder.

24. Landlord’s Rights. Landlord may, without limitation of anything elsewhere herein contained:

(1) designate and change the name and street address of the Building; provided however that the Landlord shall first give reasonable notice thereof to the Tenant and reimburse Tenant for any reasonable costs of restocking stationery incurred as a result of such change.

(2) reasonably designate, restrict and control all sources from which Tenant may obtain maintenance services for the Premises and any service in or to the Building and its tenants.

(3) retain and use in appropriate instances keys to all doors within and into the Premises. No locks shall be changed by Tenant without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Tenant shall provide Landlord with keys to any new locks.

(4) close the Building after regular working hours (regular working hours being from 8:00 a.m. to 6:00 p.m. Monday through Friday, Saturdays from 8:00 a.m. to Noon) and all Sundays and legal holidays; subject however, to Tenant’s rights of admittance under such regulations as Landlord may prescribe from time to time including, but not by way of limitation, the requirement that persons entering or leaving the Building identify themselves by registration or otherwise to establish their right to so enter or leave.

(5) enter upon the Premises at reasonable times and upon reasonable notice (except that no notice will be required in emergencies) and exercise any and all of Landlord’s rights under this Lease without being deemed guilty of any eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant.

(6) establish such reasonable rules and regulations, as described on the attached Exhibit D for the conduct and operation of the Premises and the Building as are not inconsistent with the express terms of this Lease.

(7) change the arrangement and/or location of public entrances, doorways, doors, passageways, corridors, elevators, toilets, stairs, or other public parts of the Building, provided that such changes do not materially adversely affect Tenant’s use and enjoyment of the Premises.

25. Subordination; Mortgagee’s Rights.

(a) Tenant agrees, at the request of Landlord, to subordinate this Lease to any mortgage or mortgages placed upon the Premises by Landlord and to any ground or underlying leases and, if required by the mortgagee or mortgagees, or such ground or underlying Landlord, to agree not to prepay rent more than thirty (30) days in advance, provided such mortgagee or Landlord shall agree that, in the event such holder takes possession of the Premises or forecloses such mortgage or takes a deed in lieu of foreclosure, or terminates its ground or underlying lease, Tenant shall continue its occupancy of the Premises in accordance with the terms and provisions of this Lease so long as Tenant shall then recognize such holder as Landlord hereunder and continue to pay the rent when due and otherwise punctually perform all Tenant’s obligations hereunder.

(b) Tenant agrees that it will not cancel or terminate this Lease by reason of any act, omission, breach or default by Landlord, or for any other cause except the normal expiration hereof, without first giving written notice of such act, omission, breach or default to any mortgagee of the Building or ground or underlying Landlord and affording such party the opportunity to remedy such act, omission, breach or default within ten (10) days from receipt of such written notice or within such longer time as may be reasonably necessary under the circumstances. Landlord agrees to provide written notice of the name and mailing address of any such mortgagee or underlying landlord at the time the mortgage or underlying lease is executed, but Tenant shall not be excused by failure of such notice and Landlord shall not be liable for such failure.

26. Damage to property; eminent domain.

(a) If the Premises are damaged or destroyed during the Lease term by fire or other casualty, Landlord will reconstruct the Premises to the same condition as existed immediately prior to the occurrence of such casualty. Tenant shall be entitled to an abatement of rent during the period of reconstruction or repair. Notwithstanding the foregoing, if the Building shall be damaged or destroyed by casualty to the extent of 50% or more of the replacement value, then Landlord and Tenant shall each have the option to terminate this Lease by providing written notice to the other party within sixty (60) days of the occurrence of such casualty.

(b) If all of the Premises and/or the Building, or such parts thereof as will make the Premises unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and the rent shall be adjusted between the Landlord and Tenant as of such date. If (i) only a portion of the Premises and/or the Building is taken and Tenant can continue use of the remainder, at Tenant’s sole discretion, or (ii) the taking relates to parking areas, access drives and the like and what remains of the Premises continues to comply with applicable zoning codes and provides Tenant with reasonably convenient access to a public highway, then this Lease will not terminate, but rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, provided, however, that Tenant shall not be prevented from making a claim against the condemning party for any moving expenses, loss of profits or taking of fixtures or other Tenant improvements to which Tenant may be entitled. Landlord reserves and accepts all rights to damages to said Premises and Building and the leasehold hereby created, accrued or substantially accruing by reason of anything lawfully done in pursuance of any public, or other authority; and by way of confirmation, Tenant grants to Landlord all Tenant’s rights to such damages and covenants to execute and deliver such further instruments of assignment thereof in form and substance satisfactory to Tenant as Landlord may from time to time request, without otherwise waiving its rights set forth above.

27. Default and Remedies.

(c) Event of Default. The occurrence of any one of the following shall constitute an Event of Default under this Lease:

(1) Failure to pay base rent to Landlord on or before the tenth (10th) day of each month;

(2) Failure to make any other payment due hereunder for a period of ten (10) calendar days after written notice of such default has been given to Tenant;

(3) Default in the performance of any other of the terms, conditions, or covenants contained in this Lease to be observed or performed by Tenant, if such default is not cured within thirty (30) days after written notice thereof, or if such default cannot be cured within thirty (30) days, Tenant does not within such thirty (30) days commence such cure promptly and pursue the same with diligence to completion;

(4) If Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file in any court pursuant to any statute, either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization, or file or have filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of Tenant, and such appointment shall not be vacated or set aside within fifteen (15) days from the date of such appointment;

(5) If Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement;

(6) If Tenant shall abandon the Premises; or

(7) If Tenant suffers the Lease to be taken under any writ of execution and such writ is not vacated or set aside within fifteen (15) days.

Landlord’s Remedies. Upon the occurrence of an Event of Default, Landlord shall have the immediate right of reentry without resort to legal proceedings and the right to terminate and cancel this Lease. If Landlord should elect to reenter as herein provided, or should it take possession pursuant to legal proceedings, it may either terminate this Lease or it may from time to time without terminating this Lease, relet the Premises for such term and at such rentals and upon such other terms and conditions as the Landlord may deem advisable. If such reletting shall yield rentals insufficient for any month to pay the rental due by Tenant hereunder for that month, Tenant shall be liable to Landlord for the deficiency and same shall be paid monthly. No such reentry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention be given by Landlord to Tenant at the time of such reentry; but, notwithstanding any such reentry and reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If as a result of Tenant’s default hereunder, Landlord shall institute legal proceedings for the enforcement of Tenant’s obligations, Tenant shall pay all reasonable costs incurred by Landlord, including reasonable attorneys’ fees.

(c) Tenant shall also pay to Landlord such expenses as Landlord may incur in connection with reletting including, but not by way of limitation, reasonable attorney’s fees, brokerage and advertising costs, and expenses for keeping the Premises in good order or for preparing same for reletting.

28. Captions.

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision hereof.

29. Landlord’s right to sell.

Landlord shall have the right to sell, assign, transfer or otherwise alienate its interest in the Building. Upon such sale, assignment, transfer or alienation, the new owner shall succeed to all of Landlord’s obligations hereunder, and Tenant shall be bound to the new owner to the same extent as it was bound to Landlord. At such time, Landlord hereunder shall be entirely freed and relieved of any further obligation or responsibility under this Lease.

30. Joint and several liability.

If Tenant is more than one person or party, Tenant’s obligations shall be joint and several. Unless repugnant to the context, “Landlord” and “Tenant” mean the person or persons, natural or corporate, named above as Landlord and Tenant respectively, and their respective heirs, executors, administrators, successors and assigns.

31. Liability insurance.

Tenant shall procure and maintain during the term of this Lease commercial general liability insurance in the name of Tenant by an insurance carrier reasonably acceptable to Landlord with limits of not less than $2,000,000 for bodily injury or property damage arising out of any one occurrence, and $4,000,000 in the aggregate, or with such larger limits as may be required from time to time by Landlord and as are prudent under local conditions and standards. All such policies shall name Landlord as additional insured thereunder. All such policies shall require the carrier to provide at least thirty (30) days’ prior written notice to Landlord in the event of amendment or cancellation. Evidence of such insurance shall be furnished to Landlord within ten (10) days after the date hereof and at least thirty (30) days prior to the expiration of any prior insurance policy.

32. Fire Insurance.

It is acknowledged and understood by the parties hereto that such insurance for fire and extended coverage as Landlord elects to purchase shall be for the sole benefit of the Landlord, and that such insurance shall not cover Tenant’s personal property, trade fixtures, leasehold improvements, and other appurtenances, and that in the event of damage to or loss of any such items, Landlord shall have no obligation to repair or replace same. Landlord and Tenant hereby release and waive all right of recovery against each other or any one claiming through or under each of them by way of subrogation or otherwise and arising out of any loss by fire or other similar casualty.

33. Lease Not to be Recorded.

Landlord and Tenant agree that this Lease shall not be recorded. Landlord and Tenant shall enter into a Memorandum of Lease in recordable form.

34. Severability.

If any provision of this Lease or its application to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35. Notice.

Any notice required to be given by the terms hereof shall be deemed duly served if sent by certified mail, return receipt requested, through the United States Postal Service, if to Tenant at:

TEAMM Pharmaceutical, Inc.

2501 Aerial Center Parkway, Suite 100

Morrisville, NC 27560

Attention: Nicholas J. Leb, CFO

or to the Landlord at 50 Joy Drive, Post Office Box 2009, South Burlington, Vermont 05407-2009, or to either party at such place as may, from time to time, be established in the manner aforesaid.

36. Mortgagee Approval.

(a) This Lease is subject to the approval of Landlord’s mortgagee, and the parties agree hereby to execute an amendment to the Lease, in such form as said mortgagee might reasonably require, in the event that any technical changes are required. It is understood that any such changes will not affect such substantive items as the rent or term provided for herein.

(b) In addition, Tenant agrees to execute estoppel certificates or other such documents which, from time to time, mortgagee may reasonably request.

37. Indemnification.

(a) Tenant agrees to indemnify and save harmless Landlord against all claims for damages to persons or property by reason of the use or occupancy of the Premises, the Building or Landlord’s adjoining land and all expenses incurred by Landlord on account thereof, including reasonable attorney’s fees and court costs. Tenant further shall be liable for and shall hold Landlord harmless in connection with damage or injury to Landlord, the Premises, the Building and the land and property or persons of Landlord’s other tenants, or anyone else, if due to act or neglect of Tenant, or anyone in its control or employ.

(b) Landlord agrees to indemnify and save harmless Tenant against all claims for damages to persons or property by reason of the use or occupancy of the Building or Landlord’s adjoining land by Landlord not caused by Tenant’s negligence, including all expenses incurred by Tenant on account thereof, including reasonable attorney’s fees and court costs. Landlord further shall be liable for and shall hold Tenant harmless in connection with damages or injury to Tenant, the Premises, the Building and the land and property or persons of Landlord’s other tenants, or anyone else, if due to the actions or neglect of Landlord, or anyone in its control or employ.

38. Relocation.                                                              Not used

39. Hazardous Materials.

(a) Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of on, in, or under the Premises, or transport to or from the Premises, any Hazardous

Materials (as defined below), or allow any other person or entity to do so. Tenant shall comply with all local, state and federal laws, ordinances and regulations relating to Hazardous Materials on, in, under or about the Premises.

(b) Tenant shall promptly notify Landlord should Tenant receive notice of, or otherwise become aware of, any: (a) pending or threatened environmental regulatory action against Tenant or the Premises; (b) claims made or threatened by any third party relating to any loss or injury resulting from any Hazardous Material; or (c) release or discharge, or threatened release or discharge, of any Hazardous Material in, on, under or about the Premises.

(c) Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorneys’ fees) directly or indirectly attributable to Tenant’s failure to comply with this Article 40, including, without limitation: (a) all consequential damages; and (b) the costs of any required or necessary repair, cleanup or detoxification of the Premises, and the preparation and implementation of any closure, remedial or other required plan. The indemnity contained in this Article 40 shall survive the termination or expiration of this Lease.

(d) As used in this Article 39, the term “Hazardous Materials” shall mean any element, compound, mixture, solution, particle or substance which is dangerous or harmful or potentially dangerous or harmful to the health or welfare of life or environment, including but not limited to explosives, petroleum products, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation: (1) any substances defined as or included within the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “hazardous pollutants” or “toxic pollutants,” as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, or any amendments thereto, or any regulations promulgated thereunder, and any other law or regulation promulgated by any federal, municipal, state, county or other governmental or quasi governmental authority and/or agency or department thereof; (2) any “PCBs” or “PCB items” (as defined in 40 C.F.R. §761.3); or (3) any “asbestos” (as defined in 40 C.F.R. §763.63).

40. Limitation on Liability.

Tenant shall look solely to the estate and interest of Landlord in the Building for the collection of any judgment requiring the payment of money by Landlord for default or breach by Landlord under this Lease. Landlord shall be released from any further liability under this Lease upon a sale of the Building.

41. End of Term; Holding Over.

Upon the expiration of the term or earlier termination of this lease, Tenant shall quit and surrender to Landlord the Premises, broom clean and in as good order and condition as the Premises were at the time of Tenant’s occupancy thereof, ordinary wear and tear excepted.

Tenant shall pay to Landlord One Hundred Fifty Percent (150%) of the then applicable monthly base rent, as well as other amounts payable under this lease, for each month or partial month during which Tenant retains possession of the Premises, or any part thereof, after the expiration or termination of this lease, or the termination of Tenant’s right of possession of the Premises. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession. The provisions of this Section 41 shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this lease or by law.

If Tenant retains possession of the Premises, or any part thereof, for thirty (30) days after the expiration or termination of this Lease, then at the sole option of Landlord expressed by written notice to Tenant within sixty (60) days after the expiration or termination of this lease, but not otherwise, Tenant’s holding over shall constitute a renewal of this lease for a period of one (1) year on the same terms and conditions hereof, but at double the then applicable monthly base rent. If Landlord does not so elect and notify Tenant within such sixty (60) day period, Tenant’s holding over shall constitute a renewal of this lease on a month-to-month basis on the same terms and conditions hereof, but at double the then applicable monthly base rent.

42. American With Disabilities Act.

Landlord is responsible for maintaining the Building and its common areas in compliance with all applicable rules, regulations, laws, or orders of governmental authority, including compliance with the Americans With Disabilities Act. Tenant’s Premises will be constructed in accordance with the Americans With Disabilities Act, however, if Tenant initiates or undertakes any alterations or additions to its Premises after the initial construction, or if the law changes after the initial construction and Tenant has actual knowledge of such change in the law, then Tenant shall be responsible for complying with all applicable rules, building codes, regulations, laws, or orders of governmental authority, including any additional compliance with Americans With Disabilities Act resulting from Tenant’s proposed alterations or additions.

43. Wiring, Cabling and Telecommunication Equipment.

(a) Any wiring, cabling or telecommunication equipment installed by Tenant during occupancy of the Premises shall meet the requirements of the applicable national fire and safety codes; and

Tenant shall remove all wiring, cabling or telecommunication equipment installed by Tenant during the occupancy of the Premises unless excused in writing by the landlord; or to forfeit such sums from the security deposit, or by judgment, if insufficient funds exist in the security deposit, for the removal and disposal of any such wiring, cabling or telecommunication equipment.

44. Prior Lease Obligation.

Upon the Commencement Date of this Lease, Tenant’s lease for Suite 110 at 3000 Aerial Center Parkway shall be terminated.

45. Riders and Exhibits.

The following riders and exhibits are hereby incorporated herein by reference and to the extent that any of such riders or exhibits conflict with any of the foregoing provisions, the provisions of such riders or exhibits shall prevail:

Exhibit A	Floor Plan of the Premises
Exhibit B	Master Plan
Exhibit C	Work Letter
Exhibit D	Rules & Regulations
Exhibit E	Janitorial Schedule
Exhibit F	Renewal Option

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the day and date first written above.

In the presence of:	PIZZAGALLI PROPERTIES, LLC

/s/ Illegible	By:	/s/ James Pizzagalli

State of Vermont	)
)SS
Chittenden County	)

At So. Burlington in said County on the 8th day of March, 2004, James Pizzagalli , President of Pizzagalli Properties, LLC personally appeared and he executed the above instrument and acknowledged the same to be his free act and deed and the free act and deed of said Company.

Before me,

/s/ Julianne M. Heisler
Notary Public Julianne M. Heisler
My commission expires 2-10-07

In the presence of:	TEAMM PHARMACEUTICAL, INC.

/s/ Illegible	By:	/s/ Nicholas L. Leb

State of NORTH CARLINA	)
)SS
WAKE County	)

At Morrisville (city) in said County on the 4th day of March, (month) 2004, Nicholas J. Leb, (name) CFO (title) of TEAMM Pharmaceutical (company) personally appeared and he/she executed the above instrument and acknowledged the same to be his/her free act and deed and the free act and deed of said Company.

Before me,

/s/ Illegible
Notary Public

My commission expires: 9-1-2004

EXHIBIT “A”

FLOOR PLAN OF THE PREMISES

TEAMM PHARMACEUTICAL, INC.

2501 AERIAL CENTER EXECUTIVE PARK, SUITE 100

10,063 RENTABLE SQUARE FEET

EXHIBIT “B”

MASTER PLAN

TEAMM PHARMACEUTICAL, INC.

2501 AERIAL CENTER EXECUTIVE PARK, SUITE 100

10,063 RENTABLE SQUARE FEET

EXHIBIT “C”

WORK LETTER

TEAMM PHARMACEUTICAL, INC.

2501 AERIAL CENTER EXECUTIVE PARK, SUITE 100

10,063 RENTABLE SQUARE FEET

Landlord will provide, at its expense, the following improvements to the Premises:

A.	Provide all wall and door modifications per the attached Exhibit “A”, Floor Plan of the Premises.

B.	Create a cased opening between existing mail room and existing break room.

C.	Replace carpet in the mailroom with building standard matching VCT, using removed carpet to patch where necessary due to wall and door modifications.

D.	Repaint throughout the Premises based on Tenant’s color selection.

E.	Install new building standard millwork in main conference room.

F.	Install standard door signage and tenant directory strip in the lobby.

C-1

EXHIBIT “D”

RULES AND REGULATIONS

TEAMM PHARMACEUTICAL, INC.

2501 AERIAL CENTER EXECUTIVE PARK, SUITE 100

10,063 RENTABLE SQUARE FEET

1.	The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than ingress and egress to the Premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for use by the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgement of Landlord may be prejudicial to the safety, character, reputation or best interests of the Building and its tenants. Nothing herein contained shall be construed to prevent such access to persons with whom Tenant conducts business, unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building.

2.	Tenant shall not alter any lock or install any new or additional locks or bolts on any door of the Premises.

3.	No restroom fixture shall be used for any purpose other than that for which it was constructed; no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of the above rule shall be borne by Tenant or employees or invitees of Tenant.

4.	No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

5.	Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Premises or Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitorial services shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture or other special services.

6.	Tenant shall not use, keep or permit any foul or noxious gas or substance in the Premises, or permit or allow the Premises to be occupied or used in a manner which interferes with business or is offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations. No animals or birds shall be brought in or about the Premises or the Building.

7.	The following shall not be permitted by Tenant on the Premises: cooking, storing of merchandise, washing clothes, lodging, or for any improper, objectionable or immoral purposes.

8.	Tenant shall not use, keep, or permit in the Premises or the Building any kerosene, gasoline, inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

9.	Landlord will direct electricians as to where and how telephone and telecommunication systems are to be introduced. No boring or cutting for wires is permitted without the

D-1

prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

10.	Upon termination of its tenancy, Tenant shall deliver to Landlord all Building keys which shall have been furnished Tenant or which Tenant shall have had made. In the event of loss of any keys so furnished, Tenant shall pay Landlord for the replacement of keys and/or any necessary locks.

11.	Tenant shall not install tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from violation of this rule or from removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

12.	Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building. All water faucets or water apparatus and all electricity shall be shut off before Tenant or Tenant’s employees leave the Building, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by Landlord and/or other tenants or occupants of the Building.

13.	Landlord reserves the right to exclude or expel from the Building any person who, in the judgement of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner violate the Building rules and regulations.

14.	Tenant shall not disturb, solicit, or canvas any occupant of the Building and shall cooperate to prevent the same.

15.	Without the written consent of Landlord, Tenant shall not conduct any auction upon the Premises or use the name of the Building in promoting or advertising the business of Tenant except as Tenant’s address.

D-2

EXHIBIT “E”

JANITORIAL SCHEDULE

TEAMM PHARMACEUTICAL, INC.

2501 AERIAL CENTER EXECUTIVE PARK, SUITE 100

10,063 RENTABLE SQUARE FEET

I.	GENERAL CLEANING

a.	Empty all waste baskets and trash containers. (D)
b.	Replace soiled trash liners as needed, (or W)
c.	Dust all horizontal surfaces below 6’ high. (W)
d.	Dust all vertical surfaces below 6’ high. (W)
e.	Dust all high ledges, shelves, picture frames, etc. (M)
f.	Dust all baseboards and perform all low dusting not done daily. (W)
g.	Clean and sanitize all drinking fountains. (D)
h.	Dust all Venetian blinds. (2 times per Y)
i.	Polish brass main lobby doors and thresholds (W)

II.	FLOOR/WORK - HARD RESILIENT

a.	Dust mop or sweep. (D)
b.	Spot mop and remove spillage. (D)
c.	Damp mop or wet mop. (2 times per W)

III.	CARPET CARE

a.	Vacuum all traffic lanes. (D)
b.	Remove all spots and stains when possible. (D)
c.	Completely vacuum all carpets including edges. (3 times W)

IV.	RESTROOMS

a.	Polish mirrors and all metal surfaces. (D)
b.	Clean and disinfect all toilets and urinals. (D)
c.	Clean and polish wash basins. (D)
d.	Mop floors using disinfectant. (D)
e.	Fill soap dispensers, towel and tissue holders. (D)
f.	Clean partitions and ledges. (D)
g.	Scrub bathroom floors and ceramic tile. (M)

V.	WALLS, WOODWORK AND OVERHEAD

a.	Remove hand prints from door frames and around light switches. (D)
b.	Clean air vents and diffusers. (2 times per Y)
c.	Dust or vacuum bottom surface of light fixtures. (1 time per Y)

VI.	OTHER REQUESTED OPERATIONS

a.	Spot clean entrance door glass. (D)
b.	Spot clean partition glass. (D)
c.	Clean windows inside and outside. (2 times per Y)
d.	Clean exterior surfaces of vending machines. (M)
e.	Police 20’ on each side of main doors.
f.	Empty any outside ash cans or trash cans. (D)

(D)	-	Daily cleaning (5 times per week)
(W)	-	Weekly cleaning
(M)	-	Monthly cleaning
(Y)	-	Yearly cleaning

E-1

EXHIBIT “F”

RENEWAL OPTION

TEAMM PHARMACEUTICAL, INC.

2501 AERIAL CENTER EXECUTIVE PARK, SUITE 100

10,063 RENTABLE SQUARE FEET

a)	Landlord hereby grants unto Tenant the right and option to renew and extend this Lease, if Tenant is not then in default under any of the terms or conditions of the Lease at the time notice is given, nor at any time prior to the commencement of the extended term, for all of such space as then comprises the Premises for one (1) renewal term of two (2) years. Said renewal term to begin immediately upon expiration of the initial term of this Lease. Said option for renewal shall be exercised by Tenant giving notice to Landlord, as provided herein with respect to notices, of Tenant’s election to renew, at least six (6) months prior to the expiration of the initial term and if notice as aforesaid is not given, said option shall lapse and be of no further force and effect. Time is agreed to be of the essence with respect to this notice requirement.

b)	Said renewal term shall be upon the same conditions as herein agreed upon for the initial term, except that the base rent during the renewal term shall be at the then market rental rate for equivalent space hi the 1-40 corridor. Prior to the first day of the renewal term, Landlord and Tenant shall enter into an amendment to this Lease for the purpose of confirming said rental.

c)	Whenever in this Lease words are used such as “during the term hereof” or words of similar effect, it is agreed that upon the valid exercise by Tenant of this renewal option, such words shall also mean “during any renewal term hereof”, and all of the provisions of the initial term shall apply to the Renewal Term, except as provided herein with respect to the base rent.

F-1

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT made this 26 day of July, 2004, by and between Pizzagalli Properties, LLC, a Vermont limited liability company, (hereinafter called “Landlord”) and TEAMM Pharmaceutical, Inc., a Florida corporation (hereinafter called “Tenant”).

W I T N E S S E T H

WHEREAS, Landlord has heretofore leased to Tenant Suite 100 in a building known as 2501 Aerial Center Parkway, Morrisville, North Carolina 27560 by Lease dated March 8, 2004 (hereinafter the “Lease”).

WHEREAS, the parties are desirous of amending certain of the provisions of the Lease so as to change the Commencement and Termination Dates of the Lease and adjust the rental accordingly.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereby agree that the Lease shall be, and the same hereby is, amended as follows:

Article 1. The reference to Term in Article 2 of the Lease as “commencing on April 1, 2004 and extending through March 31,2007” is hereby changed to “commencing on April 17,2004 and extending through April 30, 2007”.

Article 2. The base rent as referenced in Article 3 (a) of the Lease as follows:

Months	Rate/Sq. Ft.	Monthly Rent
04/01/04 – 07/31/04	$0	$0
08/01/04 – 03/31/05	$16.50	$13,836.63
04/01/05 – 03/31/06	$16.91	$14,180.44
04/01/06 – 03/31/07	$17.33	$14,532.65

is hereby changed to the following revised base rent schedule:

Months	Rate/Sq. Ft.	Monthly Rent
04/17/04 – 08/16/04	$0	$0
08/17/04 – 08/31/04	$16.50	$6,695.14
09/01/04 – 04/30/05	$16.50	$13,836.63
05/01/05 – 04/30/06	$16.91	$14,180.44
05/01/06 – 04/30/07	$17.33	$14,532.65

Article 3. Per Article 44 of the Lease, Tenant’s lease for Suite 110 at 3000 Aerial Center Parkway is hereby terminated effective April 16, 2004.

Article 4. All of the aforesaid changes shall be effective on the date executed hereof, unless otherwise noted.

Article 5. Except as expressly modified hereby, the Lease shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties hereto have executed this First Lease Amendment as of the day and date first set forth above.

In the presence of:	PIZZAGALLI PROPERTIES, LLC

/s/ Illegible	By	/s/ James Pizzagalli

State of Vemont )
(SS Chittenden County )

At So. Burlington in said County on the 26th day of July, 2004, ___Properties, LLC personally appeared and he executed the above instrument and acknowledged the same to be his free act and deed and free act and deed of said Company.

Before me,

/s/ Julianne M. Heisler
Notary Public

Julianne M. Heisler
My commission expires	My commission expires 2-10-07

In the presence of:	TEAMM PHARMACEUTICAL, INC.

	By	/s/ Nicholas L. Leb

State of North Carolina )
(SS Wake County )

At Cary (city) in said County on the 20 day of July (month) 2004, Nicholas J. Leb, CFO(name), (title) of Teamm Pharmaceutical (company) personally appeared and he/she executed the above instrument and acknowledged the same to be his/her free act and deed and the free act and deed of said Company.

Before me,

/s/ Illegible
Notary Public

My commission expires 9-1-2004